Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Elden L. Smith Stock Option Plan and Agreement of our report dated June 29, 2004, with respect to the consolidated financial statements and schedule of Fleetwood Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended April 25, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Orange County, California
May 6, 2005